EXHIBIT 23.1
                                                                    ------------


                    Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 333-82889 and 333-87337.






Boston, Massachusetts
March 30, 2000